Exhibit 3.2.2
AMENDMENT NO. 2
TO
BYLAWS OF CROSSROADS SYSTEMS, INC.

The amendments to the Bylaws of Crossroads Systems, Inc., a Delaware corporation (the “Corporation”), set forth below were duly adopted by the Board of Directors of the Company on July 27, 2011.

Section 7.1 of the Bylaws of the Corporation is hereby amended to read in its entirety as follows:

“SECTION 7.1             FORM AND EXECUTION OF CERTIFICATES. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.”

Section 7.2 of the Bylaws of the Corporation is hereby amended to read in its entirety as follows:

“SECTION 7.2             LOST CERTIFICATES. Upon the making of an affidavit of the fact that a certificate of stock theretofore issued by the corporation has been lost, stolen or destroyed by the person claiming the certificate of stock to be lost, stolen, or destroyed, the corporation may issue a new certificate or evidence of issuance of uncertificated shares in place of such lost, stolen or destroyed certificate. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates or issuance of uncertificated shares, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.”

Section 7.3 of the Bylaws of the Corporation is hereby amended to read in its entirety as follows:

“SECTION 7.3             TRANSFERS.

(a)         Transfers of record of shares of stock of the corporation shall be made only on its books by the holders thereof, in person or by attorney duly authorized and, if such stock is certificated, upon the surrender of a properly endorsed certificate or certificates for a like number of shares. Upon surrender to the corporation or a transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have the power and authority to make all such other rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the corporation.

(b)         The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.”

Section 7.5 of the Bylaws of the Corporation is hereby amended to read in its entirety as follows:

“SECTION 7.5             REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, whether such shares are evidenced by a certificate or are uncertificated, to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.”